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                                                                    EXHIBIT 16.1

                                 March 28, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

      I have read the statements made by ANTs Software.com (copy attached), which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated January 3, 2000. I agree with the statements concerning me in such Form 8-K/A, including the changes in the dates in Item 4(a)(iii) and (iv) to include the unaudited period from April 30, 1999 to January 3, 2000.

                                          Very truly yours,

                                          /s/ Jaak Olesk, CPA